UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2019

REMARO GROUP CORP.

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(Exact name of Registrant as specified in its charter)

Nevada --------------------------------- (State or other jurisdiction of incorporation)	333-215000 ------------------------------- (Commission File Number)	36-4833921 ------------------------------------- (IRS Employer Identification No.)

REMARO GROUP CORP.

Calle Robles, Casa 25,

Quito,  Ecuador

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(Address of principal executive offices)

+56-2-2979-1247

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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on form 8-K is filed to state that the PCAOB has revoked the registration of our prior auditor, Pritchett, Siler & Hardy, P.C. as of June 5, 2019.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 24, 2019 Remaro Group Corp. received notification from the US Securities and Exchange Commission (“SEC”) that the Public Company Accounting Oversight Board (“PCAOB”) has revoked the registration of our previous independent registered public accounting firm, Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C. issued audit report for the years ended July 31, 2017 and 2016. The reports of Pritchett, Siler & Hardy, P.C. on the Company’s financial statements did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

On January 17, 2018 (the “Resignation Date”) Pritchett, Siler and Hardy P.C. (“PSH”) resigned as the independent registered public accounting firm for Remaro Group Corp. (the “Company”). On January 26, 2018, the Company engaged Haynie & Company, Salt Lake City, Utah, as its new independent registered public accounting firm. The change of the Company’s independent registered public accounting firm from PSH to Haynie & Company was approved unanimously by our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remaro Group Corp.

Dated: June 26, 2019	By: /s/ Marina Funt

Marina Funt, President and Chief Executive Officer and Chief Financial Officer

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